AMENDMENT TO THE LEASE AGREEMENT

THIS AMENDMENT TO THE LEASE AGREEMENT (this “Amendment”) is effective as of April 1, 2016 (“Effective Date”) by and between Fox Factory Inc., a California corporation (the “Tenant”), and Robert C. Fox Jr., an individual (“Landlord”).

WHEREAS, the Tenant and the Landlord previously entered into a Lease Agreement effective as of July 1, 2003 (the “Original Lease Agreement”) and as hereby amended, this “Amendment” and the Original Lease Agreement, collectively, hereinafter comprise the “Lease Agreement” and such Lease Agreement sets forth the terms and conditions of Landlord’s lease to the Tenant and Tenant’s lease from the Landlord; and

WHEREAS, the Tenant and Landlord desire to amend the terms of the Original Lease Agreement, as set forth in detail herein; and

NOW, THEREFORE, the Tenant and Landlord hereby agree that the Lease Agreement shall be amended as follows:

1.	DEFINED TERMS. Unless otherwise defined in this Amendment, defined terms shall have the meanings ascribed to them in the Lease Agreement.

2.	AMENDMENT.

A.	Salient Lease Terms item 6. (c) is hereby deleted entirely and replaced with: “Termination Date: June 30, 2020”

B.	Salient Lease Terms item 8. (a) is hereby deleted entirely and replaced with: “Minimum Monthly Rent: Fifty Nine Thousand and Six Hundred Dollars ($59,600.00)”

C.	Article 3. Is hereby deleted entirely and replaced with: “Term: The term shall commence on July 1, 2003, and shall continue for a period of seventeen (17) years, terminating on June 30, 2020”

D.
Article 5. A. is hereby deleted entirely and replaced with: “Minimum Monthly Rent: Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice or demand, the sum of Fifty Nine Thousand and Six Hundred Dollars ($59,600.00) per month, payable in advance on the 1st day of each month, commencing on the commencement date and continuing during the term. Minimum monthly rent for the first (1st ) month shall be paid upon execution of this Lease Agreement. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

E.
Article 8. Is hereby deleted entirely and replaced with: “Repairs and Maintenance: Tenant agrees at all times during the term hereof and at its own cost and expense to keep, repair and maintain the demises premises and every part thereof, structural and non-structural, including without limitation, the building, landscape areas, driveways, and parking areas, in good and sanitary order and condition, reasonable wear and tear excepted. The term “repairs” shall include all such replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain the premises in good order and condition. As part of the foregoing, and notwithstanding any immediate necessity of replacement, Tenant shall, subject to the monetary cap stated below and at a time or times during the term, as chosen by Tenant in its sole discretion, replace, or pay Landlord the cost of replacing, all of the current HVAC roof units, as needed, wherein such replacement, as opposed to necessitating unit per unit replacement, will rather result in a heating and cooling capacity of the replacement building HVAC system that is equivalent to that of the current units being replaced. Notwithstanding anything to the contrary herein, Tenant’s total liability through the Term of the Lease Agreement, for the aforementioned HVAC roof unit replacement shall in no event exceed Four Hundred and Fifty Thousand Dollars ($450,000.00). For clarity, and subject to the $450,000.00 maximum spend by Tenant, the HVAC system as a whole shall, in June of 2020, be fit for purpose and marketable with the Premises.

2.    Negotiation.

A.	Landlord and Tenant each acknowledges and agrees that the Lease Agreement as amended by this Amendment has been negotiated at arms-length and is fair and reasonable.

3.    Miscellaneous.

A.
Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Lease Agreement. To the extent that there are any inconsistencies between the terms of this Amendment and the remainder of the Lease Agreement, the terms of this Amendment will take precedence.

B.
Except as provided in this Amendment, the Lease Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Tenant and Landlord have executed this Amendment effective April 1, 2016.
Landlord             Tenant

Fox Factory Inc.

By: /s/ Robert C. Fox Jr             By: /s/ Larry L. Enterline
Name: Robert C. Fox Jr.                  Name: Larry L. Enterline
Title: Owner                 Title: Chief Executive Officer

Date Signed: May 2, 2016                Date Signed: May 2, 2016